EXHIBIT 99.B(j)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

SEI Institutional Investments Trust:

We consent to the use of our report dated July 30, 2009, with respect to the financial statements of the SEI Institutional Investments Trust, comprising the Large Cap Fund, Large Cap Diversified Alpha Fund, Large Cap Disciplined Equity Fund, Large Cap Index Fund, Small Cap Fund, Small/Mid Cap Equity Fund, U.S. Managed Volatility Fund, International Equity Fund, World Equity Ex-US Fund, Screened World Equity Ex-US Fund, Enhanced LIBOR Opportunities Fund, Core Fixed Income Fund, High Yield Bond Fund, Long Duration Fund, Emerging Markets Debt Fund, and Real Return Fund, as of May 31, 2009, incorporated herein by reference and to the references to our firm under the heading “Financial Highlights” in the Prospectus and in the introduction to, and under the heading, “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Philadelphia, Pennsylvania
September 28, 2009